Exhibit 5.1

Igler & Dougherty, P.A.

2457 Care Drive

Tallahassee, Florida 32308

November 2, 2009

Board of Directors

Bank of Florida Corporation

1185 Immokalee Road

Naples, FL 34110

RE:	Bank of Florida Corporation Registration Statement on Form S-1 (Commission File Number: 333-161252) for Shares of Common Stock.

Ladies and Gentlemen:

We have acted as counsel for Bank of Florida Corporation (“Bank of Florida”) in connection with the proposed public offering of the shares of its $.01 par value Common Stock covered by the above-described Registration Statement on Form S-1 (Commission File Number: 333-161252) (the “Registration Statement”).

In connection therewith, we have examined the following:

(1)	The Amended and Restated Articles of Incorporation of Bank of Florida, as filed with the Secretary of State of Florida;

(2)	The Bylaws of Bank of Florida and any amendments thereto;

(3)	The minutes of a Bank of Florida’s Board of Directors meeting, authorizing the sale of up to shares of Bank of Florida common stock;

(4)	Certificate of Active Status with respect to Bank of Florida, issued by the Secretary of State of the State of Florida; and

(5)	The Registration Statement, including all exhibits thereto.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

A.	Bank of Florida has been duly incorporated and is validly existing under the laws of the State of Florida.

B.	The 86,000,000 shares of $.01 par value common stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

For the firm

/s/ A. George Igler

A. George Igler